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                                  [LETTERHEAD]

                                  June 19, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read the statements made by CapRock Communications Corp., a Texas corporation (the "Company"), included in the Company's Registration
Statement, on Form S-4 under the heading "Accountants" pursuant to item 304 of Form S-K which we understand will be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in the Company's Registration Statement on Form S-4 and hereby consent to the filing of this letter as an Exhibit to such registration statement.


                                       Sincerely,

                                       BURDS REED & MERCER, P.C.

                                       By:  /s/ Ed Mercer
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                                            Secretary
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